                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT
         THIS AGREEMENT (this "Agreement"), dated May 13, 2005, to be effective February 1, 2005 (the "Effective Date"), is being entered into by and between National Health Partners, Inc., an Indiana corporation with its principal place of business at 120 Gibraltar Road, Suite 107, Horsham, PA 19044 (the "Company"), and Roger H. Folts (the "Employee").

                                   WITNESSETH:
         WHEREAS, the Company desires to secure the employment of the Employee as the Chief Financial Officer of the Company in accordance with the provisions of this Agreement; and

         WHEREAS, the Employee desires and is willing to be so employed by the Company.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment Term. This Agreement shall remain in force and effect for a term commencing on the Effective Date hereof and expiring on the third (3rd) anniversary hereof (the "Initial Term"), or until the employment relationship is terminated pursuant to Section 4 hereof. Upon the expiration of the Initial Term, this Agreement will be renewed automatically for successive one-year periods (each, a "Renewal Term"), unless sooner terminated in accordance with the provisions of Section 4 or unless the Company or the Employee gives written notice of non-renewal ("Non-Renewal Notice") to the other at least three (3) months prior to the date on which the Employee's employment would otherwise end.

         2. Duties; Exclusive Services and Best Efforts.

                  (a) Duties. Employee shall hold the position of Chief Financial Officer and shall have such responsibilities, duties and authority consistent with such position as may from time to time be determined by the Company's board of directors, including those set forth in Exhibit A attached hereto.

                  (b) Dedicated Services and Best Efforts. The Employee agrees to devote his best efforts, energies and skill to the faithful, competent and diligent discharge of the duties and responsibilities attributable to his position and to this end, will devote his fulltime attention to the business and affairs of the Company. The Employee also agrees that he shall not take personal advantage of any business opportunities directly relevant to the present business and products of the Company that arise during his employment that may benefit the Company. All material facts regarding such opportunities must be promptly reported to the Company's board of directors for its consideration. In addition, the Company acknowledges and agrees that the Employee shall be permitted to engage in and pursue such contemporaneous activities and interests as the Employee may desire, for personal profit or otherwise, provided such activities do not interfere with the Employee's performance of his duties and obligations hereunder.

         3. Compensation. On and after the commencement of Employee's employment, the Employee shall receive, for all services rendered to the Company hereunder, the following:

                  (a) Base Salary. Beginning on the Effective Date, the Employee shall be entitled to an annual base salary equal to $158,400. The Employee's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. On January 1 of each year remaining of the Initial Term, Employee's salary shall be increased by the greater of: (i) 10%, (ii) the Consumer Price Index for all items for the 12-months ended December 31st of the immediately preceding year, or (iii) such amount as shall be determined by the board of directors in its sole discretion.

                  (b) Annual Bonus. In addition to base salary, the Employee shall receive an annual bonus ("Annual Bonus") in such amount as shall be determined by the board of directors in its sole discretion. The Annual Bonus, if any, shall be paid by the Company to the Employee within 10 business days of the date the Company's Annual Report on Form 10-K or Form 10-KSB, as the case may be, for the fiscal year to which the Annual Bonus relates is filed with the United States Securities and Exchange Commission ("SEC"), or, if the Company is not subject to the SEC reporting requirements, within 10 business days of the delivery to the Company of the Company's audited financial statements for the fiscal year to which the Annual Bonus relates by the Company's independent accountant.

                  (c) Incentive Compensation. The Employee will be eligible for awards from the Company's incentive compensation plans, including without limitation, any stock incentive plans applicable to high level executives of the Company, in accordance with the terms thereof and on a basis commensurate with his position and responsibilities. Any such compensation shall be determined by the Company in its sole discretion. Nothing herein shall effect any rights or obligations of the Employee or the Company created pursuant to any stock option plan or stock option agreement between the parties hereto.

                  (d) Stock Option. Upon execution of this Agreement, the Company shall deliver to the Employee an option to acquire 1,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), in the form attached hereto as Exhibit B.

                  (e) Benefits. The Employee shall be eligible for reimbursement of all costs of supplemental insurance, prescription medications, vision expenses, chiropractic expenses and related medical costs, the aggregate amount of such costs and expenses for any fiscal year of the Company not to exceed the average amount of such costs and expenses incurred by the Company for executive employees of the Company during the immediately preceding fiscal year.

                  (f) Vacation. The Employee shall be eligible for six (6) weeks of paid vacation each year of his employment hereunder. The Employee shall be permitted to carry over and accrue unused vacation time for a period of up to two (2) years. Except as required by applicable law, in no event shall the Employee be entitled to receive any cash compensation in lieu of unused vacation time.

                  (g) Expenses. Subject to and in accordance with the Company's policies and procedures and, upon presentation of itemized accounts, the Employee shall be reimbursed by the Company for reasonable and necessary business-related expenses incurred by the Employee on behalf of the Company.

                  (h) Deductions from Salary and Benefits. The Company will withhold from any salary or benefits payable to the Employee all federal, state, local, and other taxes and other amounts as required by law, rule or regulation.

         4. Termination. This Agreement may be terminated by either the Employee or the Company at any time, subject only to the provisions of this Section 4.

                  (a) Voluntary Termination. If Employee terminates his own employment, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to Employee through the effective date of termination. Employee shall also be entitled to any benefits and reimbursement owed in accordance with Sections 3(e) & (g). Employee's obligations under Sections 5, 7 and 8 hereof shall survive the termination of Employee's employment, and Employee shall remain bound thereby.

                  (b) Death. This Agreement shall terminate on the date of the Employee's death, in which event all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to the Employee through the date of the Employee's death shall be paid to his estate.

                  (c) Disability. If, during the term of this Agreement, in the reasonable opinion of at least three (3) licensed medical specialists who specialize in the diagnosed form of disability, the Employee, because of physical or mental illness or incapacity or disability, shall become unable to perform, with reasonable accommodation, substantially all of the duties and services required of him under this Agreement for a period of 180 days during any 12-month period, the Company may, upon at least 10 days prior written notice given at any time after the expiration of such 180-day period, notify the Employee of its intention to terminate this Agreement as of the date set forth in the notice. In the event a determination is made that such a disability exists and the Employee disagrees with the determination, Employee may request a review of the determination by independent licensed medical specialists, the reasonable costs of which shall be paid by the Company. If the licensed medical specialists are unable to reach a consensus that a such a disability exists, then the Company and the Employee shall settle the dispute in accordance with the provisions of Section 10 hereof. In the event of the Employee's termination, the Employee shall be entitled to receive all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to the Employee through the date of termination. The Company shall have no further obligation or liability to the Employee. The Employee's obligations under Sections 5, 7 and 8 hereof shall survive the termination of Employee's employment, and Employee shall remain bound thereby.

                  (d) Termination by Employer for Cause. This Agreement may be terminated by the Company for "Cause" at any time. Upon such termination for "Cause", the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay the Employee all salary, benefits, stock, bonuses, reimbursable expenses and all other compensation owing to the Employee through the effective date of such termination. The Employee shall also be entitled to any benefits and reimbursement owed in accordance with Sections 3(e) & (g). The Employee's obligations under Sections 5, 7 and 8 hereof shall survive the termination of Employee's employment, and Employee shall remain bound thereby.

                  Termination for "Cause" shall mean and be limited to the following conduct of the Employee:

                           (i) Breach of any material provision of this
Employment Agreement by the Employee if not reasonably cured within two (2) weeks after receiving written notice thereof;

                           (ii) Intentional misconduct as an employee of the
Company, including but not limited to, any intentional misappropriation of funds or property of the Company, any intentional attempt to obtain any personal profit from any transaction in which the Employee has an interest that is materially adverse to the Company, any intentional breach of the duty of care or loyalty owed by the Employee to the Company, or any other intentional act or intentional omission of the Employee that substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                           (iii) Material neglect or refusal to perform the
duties set forth in Section 2(a) of this Agreement if not reasonably cured within two (2) weeks after receiving notice thereof;

                           (iv) Conviction of a felony or plea of guilty or nolo
contendere to a felony;

                           (v) Intentional acts of dishonesty by the Employee
having a material adverse effect on the Company, including any intentional act or intentional omission that subjects the Company to public scandal or ridicule, or that causes the Company to be sanctioned by a governmental authority as a result of a violation of governmental regulations; and

                           (vi) Intentional disclosure or use of material
confidential information of the Company, other than as specifically authorized and required in the performance of the Employee's duties, having a material adverse effect on the Company.

                  (e) Termination by Employer Without Cause. Upon termination of this Agreement without Cause: (i) the Company shall be released from any and all further obligations under this Agreement, (ii) the Company shall pay to the Employee the full annual base salary that would otherwise have been paid to the Employee during the remainder of the Initial Term, (iii) the Employee shall be immediately entitled to two (2) years' annual base salary, calculated at the highest annual base salary rate as determined in accordance with Section 3(a) of this Agreement, and (iv) the Employee shall be immediately entitled to all benefits, stock, bonuses, reimburseable expenses and all other compensation to which Employee would have been entitled had the Employee been employed by the Company during the remainder of the Initial Term.

                  (f) Termination by the Employee for Good Reason. Upon termination of this Agreement for Good Reason: (i) the Company shall be released from any and all further obligations under this Agreement, (ii) the Company shall pay to the Employee the full annual base salary that would otherwise have been paid to the Employee during the remainder of the Initial Term, (iii) the Employee shall be immediately entitled to two (2) years' annual base salary, calculated at the highest annual base salary rate as determined in accordance with Section 3(a) of this Agreement, and (iv) the Employee shall be immediately entitled to all benefits, stock, bonuses, reimburseable expenses and all other compensation to which Employee would have been entitled had the Employee been employed by the Company during the remainder of the Initial Term. Termination for "Good Reason" shall mean, without the express written consent of the Employee, the occurrence of any of the following events:

                           (i) assignment to the Employee of any duties
inconsistent in any material respect with the Employee's position (including titles and reporting relationships), authority, duties or responsibilities as set forth in Section 2(a), or any other action by the Company that results in a significant diminution in such position, authority, duties or responsibilities;

                           (ii) any failure by the Company to comply with any of
the material provisions of this Agreement;

                           (iii) the delivery to the Employee by the Company of
a Non-Renewal Notice pursuant to Section 1 hereof; or

                           (iv) any "Change in Control."

"Change in Control" shall mean the first to occur of any of the following events:

                 (a) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose: (i) the Company or any subsidiary of the Company, or (ii) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

                  (b) persons who, as of the Effective Date, constitute the board of directors (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the board of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the board of directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

                  (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of at least 80% of the assets of the Company; or

                  (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         5. Non-Competition and Business Opportunities.

                  (a) Non-Competition. The Employee agrees that during the period of his employment hereunder and for a period of one (1) year thereafter, the Employee will not directly or indirectly: (i) market, sell or perform services such as are offered or conducted by the Company, its affiliates and subsidiaries during the period of his employment, to any customer or client of the Company, or "Prospective Customer" or client of the Company; or (ii) engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For the purpose of this Section 5(a) "Prospective Customer" shall mean any person with whom the Company during the 12 months preceding the date of the Employee's termination of employment hereunder has entered into formal negotiations for a contract and/or has indicated in any written documentation an intent to do business with the Company. For purposes of this Section 5(a), the term "shareholder" shall exclude Employee to the extent the Employee owns less than ten percent (10%) of any public company's outstanding Common Stock. For the further purposes of this Agreement, the term "Competing Business" shall mean all activities and services similar to those conducted or provided by the Company in connection with the Company's CARExpress Health Savings Network. Due to the nature of the markets served and the products and services to be developed and marketed by the Company that are intended to be available on a national basis, the restrictions set forth in this Section 5(a) cannot be limited to a specific geographic area within the United States.

                  (b) Business Opportunities. The Employee agrees that during the period of his employment hereunder, the Employee will not take personal advantage of any business opportunities that are similar or substantially similar to the present business of the Company. In addition, all material facts regarding any such business opportunities must be promptly and fully disclosed by the Employee to the board of directors as soon as the Employee becomes aware of any opportunity, and in no event later than forty-eight (48) hours after learning of such opportunity. Business opportunities covered by this Section 5(b) shall include, but are not limited to, opportunities directly relating to any activities or services similar to those conducted or provided by the Company in connection with the Company's CARExpress Health Savings Network.

                  (c) Non-Solicitation. The Employee agrees that during the period of employment hereunder and for a period of one (1) year thereafter, the Employee will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or Prospective Customer, distributor or supplier, of the Company, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action that might be to the material disadvantage of the Company. The Employee agrees that during the period of employment hereunder and for a period of one (1) year thereafter, Employee will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, hire or solicit, any employee, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

                  (d) Nondisparagement. Each of the Employee and the Company (for purposes hereof, the Company shall mean only the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 5(d).

                  (e) Scope. The parties hereto agree that, due to the nature of the Company's business, the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Employee agrees that damages are an inadequate remedy for any breach of such provisions and that the Company shall, whether or not it is pursuing any potential remedies at law, be entitled to seek in any court of competent jurisdiction, equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these competition provisions.

         6. Representations and Warranties of the Employee. The Employee hereby represents and warrants to the Company as follows: (i) the Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder, and (ii) the execution and delivery of this Agreement by the Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Employee is a party or by which he is or may be bound or subject.

           7. Disclosure of Innovations; Assignment of Ownership of Innovations; Protection of Confidential Information. Employee hereby represents and warrants to the Company that Employee understands that the Company's business consists of the performance of activities and provision of services in connection with the Company's CARExpress Health Savings Network and any other healthcare benefits network or healthcare savings program of the Company, and that Employee may have access to or acquire information with respect to Confidential Information (as defined below), including software, processes and methods, development tools, scientific, technical and/or business innovations.

                  (a) Disclosure of Innovations. Employee agrees to disclose in writing to the Company all inventions, improvements and other innovations of any kind materially relevant to the Company's present business and the CARExpress product line that Employee may make, conceive, develop or reduce to practice, alone or jointly with others, during the term of Employee's employment with the Company, whether or not such inventions, improvements or other innovations are related to and grow out of Employee's work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

                  (b) Assignment of Ownership of Innovations. Employee agrees that all Innovations will be the sole and exclusive property of the Company and Employee hereby assigns all of Employee's rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company. At the Company's request and expense, during and after the period of Employee's employment with the Company, Employee will assist and cooperate with the Company in all respects and will execute documents, and, subject to Employee's reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. Employee hereby appoints an authorized officer of the Company as Employee's attorney-in-fact to execute documents on his behalf for this purpose.

                  (c) Protection of Confidential Information of the Company. Employee understands that Employee's work as an employee of the Company creates a relationship of trust and confidence between Employee and the Company. During and after the period of Employee's employment with the Company, Employee will not use or disclose or allow anyone else to use or disclose any Confidential Information relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Employee's work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereof, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, employee information and any other information not available to the general public, whether written or oral, which Employee knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Employee will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Employee's or that the Company regularly gives to third parties without restriction on use or disclosure.

         8. Company Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items relating to the Company's business that the Employee shall prepare or receive from the Company and all Confidential Information shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, the Employee shall promptly return to the Company all property of the Company in his possession, including Company Business Property. The Employee further represents that he will not copy or cause to be copied, or print out or cause to be printed out, any Company Business Property other than as specifically authorized and required in the performance of the Employee's duties. The Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such Company Business Property.

         9. Cooperation. The Employee and Company agree that during the term of Employee's employment they shall, at the request of the other Party, render all assistance and perform all lawful acts that each Party considers necessary or advisable in connection with any litigation involving either Party or any director, officer, employee, shareholder, agent, representative, consultant, client, or vendor of the Company.

         10. Employment Dispute Settlement Procedure / Waiver of Rights.

                  (a) The Employee and the Company each agree that, in the event either party (or its representatives, successors or assigns) brings an action in a court of competent jurisdiction relating to the Employee's recruitment, employment with, or termination of employment from the Company, each party in such action agrees to waive his, her or its right to a trial by jury, and further agrees that no demand, request or motion will be made for trial by jury.

                  (b) The parties hereto further agree that, in the event that either seeks relief in a court of competent jurisdiction for a dispute covered by this Agreement, any other agreement between the Employee and the Company, or that relates to the Employee's recruitment, employment with or termination of employment from the Company, the defendant or third-party defendant in such action may, at any time within 60 days of the service of the complaint, third-party complaint or cross-claim upon such party, at his, her or its option, require all or part of the dispute to be arbitrated by a group of persons consisting of three (3) arbitrators in accordance with the rules of the American Arbitration Association. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act. The parties understand and agree that, if the other party exercises his, her or its option, any dispute arbitrated will be heard solely by the arbitrators, and not by a court. The first arbitrator shall be chosen by the Company, the second arbitrator shall be chosen by the Employee, and the third arbitrator shall be chosen by the American Arbitration Association in accordance with such association's rules. Judgment upon the award rendered, however, may be entered in any court of competent jurisdiction. The cost of such arbitration shall be borne equally by the parties.

                  (c) This dispute resolution agreement will cover all matters directly or indirectly related to the Employee's recruitment, employment or termination of employment by the Company; including, but not limited to, claims involving laws against discrimination whether brought under federal and/or state law and/or local law, and/or claims involving co-employees but excluding Worker's Compensation Claims. Nothing contained in this Section 10 shall limit the right of the Company to enforce by court injunction or other equitable relief the Employee's obligations under Sections 5, 7 and 8 hereof.

         11. Attorney's Fees. In the event of any dispute arising out of or under this Agreement or the Employee's employment with the Company, if the arbitrator or court of competent jurisdiction, whichever is hearing the matter, determines that the Employee has prevailed on the issues in the arbitration or court proceeding, as the case may be, the Company shall, upon presentment of appropriate documentation, at the Employee's election, pay or reimburse the Employee for all reasonable legal and other professional fees, costs of arbitration and other reasonable expenses incurred in connection therewith by the Employee.

         12. Choice of Law and Jurisdiction. This Agreement shall be construed and interpreted under, and the rights of the parties determined in accordance with, the laws of the Commonwealth of Pennsylvania. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Pennsylvania in connection with any suit, action, or other proceeding concerning this Agreement or enforcement of Sections 5, 7 and 8 hereof. The Employee waives and agrees not to assert any defense that the court lacks jurisdiction, venue is improper, inconvenient forum or otherwise. The Employee agrees to accept service of process by certified mail at the Employee's last known address.

         13. Successors and Assigns. Neither this Agreement, nor any of the Employee's rights, powers, duties or obligations hereunder, may be assigned by the Employee. This Agreement shall be binding upon and inure to the benefit of the Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any company, individual, group, association, partnership, firm, venture or other entity or party acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise. Any such successor referred to in this paragraph shall thereafter be deemed "the Company" for the purpose hereof. All covenants and restrictions upon the Employee hereunder, including, but not limited to, Sections 5, 7 and 8 hereof, are specifically assignable by the Company.

         14. Waiver. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment (except as otherwise expressly provided herein) shall in no manner affect the Company's right at a later time to enforce any such term or provision.

         15. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  If to the Company:

                           National Health Partners, Inc.
                           120 Gibraltar Road, Suite 107
                            Horsham, PA 19044
                           Attn:  Board of Directors

                  With a copy to:

                           Duane Morris LLP
                           240 Princeton Avenue, Suite 140
                           Hamilton, NJ  08619
                           Attn:  Alex Soufflas, Esquire

                  If to the Employee:

                           Roger H. Folts
                           c/o National Health Partners, Inc.
                           120 Gibraltar Road, Suite 107
                           Horsham, PA 19044

         16. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         17. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         18. Entire Agreement and Amendments. This Agreement, including all Exhibits that form a part hereof, contains the entire agreement of the parties concerning the Employee's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the board of directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

         19. Survival. The Employee's obligations under Paragraphs 5, 7 and 8 shall survive and continue pursuant to the terms and conditions of this Agreement following specific termination.

         20. Understanding. The Employee represents and agrees that he fully understands his rights to discuss all aspects of this Agreement with his private attorney, that to the extent he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress, and that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

         21. Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         22. Injunctive Relief. The Employee and Company hereby agree and acknowledge that in the event of a breach or threatened breach of this Agreement by the Employee or Company, the Company or the Employee, respectively, may suffer irreparable harm and monetary damages alone would not adequately compensate the Company or the Employee, respectively. Accordingly, the Company and the Employee will therefore be entitled to injunctive relief to enforce this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

                                               NATIONAL HEALTH PARTNERS, INC.



                                               By:  /s/  David M. Daniels
                                                    -------------------------
                                                    David M. Daniels
                                                    Chief Executive Officer


                                               EMPLOYEE



                                               /s/  Roger H. Folts
                                               ------------------------------
                                               Roger H. Folts

                         Omitted Exhibits and Schedules


         The following exhibits and schedules to the Employment Agreement have been omitted:

         Exhibit                                     Exhibit Description
         --------                                    --------------------
            A                                        Job Description
            B                                        Form of Option

         The Company agrees to furnish supplementally a copy of the foregoing omitted exhibits to the Securities and Exchange Commission upon request.